Cumberland Pharmaceuticals Reports Third Quarter 2024
Financial Results and Company Update

–New Real World Study of 150,000 Patients Favors Caldolor over ketorolac –
–DMD Program Receives FDA Orphan Drug & Rare Pediatric Disease Designations –

NASHVILLE, TENNESSEE (Thursday, November 7, 2024) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), a specialty pharmaceutical company, today announced that its portfolio of FDA-approved brands delivered combined revenues of $9.1 million during the third quarter of 2024. The company ended the third quarter of 2024 with $77 million in total assets, $52 million in liabilities and $25 million of shareholders’ equity.
“With a number of developments and growth opportunities underway at Cumberland, we remain optimistic about our future outlook,” said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. “As we move into the remainder of the year, our dedicated team will continue in their efforts – working together to provide unique products that improve the quality of patient care.”
RECENT DEVELOPMENTS INCLUDE:
New Real-World Study Favors Caldolor over ketorolac
Earlier this week, Cumberland announced the publication of new real-world outcomes research comparing Caldolor to its key competitor – ketorolac.
This extensive analysis evaluated 17 million patient records and selected over 150,000 adult and pediatric patients who receive either product.
The results provide compelling evidence that Caldolor is associated with a significantly reduced incidence of adverse drug reactions and also improved healthcare utilization.
Cumberland believes these important new findings underscore Caldolor’s potential to improve patient care by reducing their treatment complications, while also delivering potential savings for healthcare systems through decreased hospital readmissions and shortened treatment times.
State Medicaid Coverage for Kristalose® Grows
Cumberland's prescription-strength laxative, Kristalose, continues to perform best in states where the company has Medicaid coverage, such as Texas, New York and Wisconsin. Cumberland has announced that the product is now also covered on certain Virginia, Louisiana and Maine Medicaid plans.

New WHO Report Highlights Need for Antibiotics like Vibativ®
The World Health Organization ("WHO") issued a new report that found that antimicrobial resistance is becoming an urgent global health and socioeconomic crisis. Further, it noted that the worldwide rise in antibiotic resistance poses a significant threat, diminishing the effectiveness of many common antibiotics against widespread bacterial infections. Unlike many antibiotics that are losing the battle to fight bacteria, Vibativ’s unique dual method of action was specifically designed to address drug-resistant bacteria, and Cumberland believes it has the potential to help many patients amid the growing antibiotic resistance crisis.
Expanded Patient Support for Sancuso®
During the third quarter, Cumberland launched new patient support initiatives for Sancuso, its oncology medication, which broaden access to the product, allowing more patients to try it and experience its benefits. The company introduced a new HUB services capability to provide enhanced, comprehensive patient access and assistance throughout their treatment journey.
International Partnerships
In September 2024, Cumberland’s partner for Caldolor in Mexico, PiSA Pharmaceutical – one of the largest established pharmaceutical companies in that country – completed the submission of the approval dossier to Mexico’s regulatory agency for the product’s approval there.
Cumberland also continues to work with its partners in their efforts to register and launch Vibativ in several international markets such as China, Saudi Arabia and South Korea. In fact, Cumberland’s partner in the Middle East, Tabuk Pharmaceutical, has obtained the final approvals needed to commercialize Vibativ in Saudi Arabia and has begun ordering the product in preparation for its launch, which is planned for this year.

Cumberland Emerging Technologies Program Developments
Through its work at Cumberland Emerging Technologies, Inc. (“CET”), Cumberland continues to build a long-term pipeline of innovative new biopharmaceutical products and has recently shared several new developments.
CET is advancing a new treatment for delirium, a growing neurological condition affecting critical care patients. Results from the Phase II MENDING Trial, conducted with Vanderbilt University Medical Center and funded by the National Institute of Health ("NIH"), demonstrate promising outcomes for the treatment’s safety and efficacy. The trial’s primary safety endpoint – the safety of this new treatment – was met, with the treatment generally well-tolerated among patients. Additionally, findings showed reductions in delirium days, antipsychotic, opioid and sedative use, and coma occurrences, which, while not statistically significant due to the small sample size, were deemed clinically meaningful. CET is now planning to discuss a potential pivotal study with the FDA to further evaluate the proprietary formulation tested in the pilot study.
Additionally, CET has announced a new product, developed in collaboration with Vanderbilt researchers and initially funded by an NIH small business grant, designed to detect internal bleeding. During the third quarter, CET partnered with a corporate sponsor to fund the remaining development and plan for the commercialization of this biologic. Unlike standard GI hemorrhage diagnostics, which rely on colonoscopy or CT scans that may be ineffective without active bleeding, CET's technology identifies pre-formed blood clots, enabling precise localization of bleeding sites even after bleeding stops. This advancement could streamline diagnosis, reduce healthcare costs and lessen patient strain. Next steps include scaling up supplies, while conducting the additional testing needed to file and obtain clearance for an investigational new drug application, paving the way for an initial patient study.

Product Pipeline
Cumberland has been evaluating its ifetroban product candidate, a selective thromboxane-prostanoid receptor antagonist, in a series of clinical studies. It has now been dosed in nearly 1,400 subjects and has been found to be safe and well tolerated in healthy volunteers and various patient populations. The company has three Phase II clinical programs underway evaluating ifetroban in patients with 1) Systemic Sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs, 2) cardiomyopathy associated with Duchenne Muscular Dystrophy, a rare, fatal, genetic neuromuscular disease that results in deterioration of the skeletal, heart, and lung muscles and 3) Idiopathic Pulmonary Fibrosis, the most common form of progressive fibrosing interstitial lung disease. This third program is the company’s newest, with enrollment now underway.
The company has applied for two FDA designations for our Duchenne Muscular Dystrophy product candidate:
1) Orphan Drug Designation, which is granted to products that show promise in the treatment, prevention or diagnosis of rare – or orphan – diseases; such designation can result in a number of benefits associated with the FDA review process including exclusivity after approval of the product.
2) Rare Pediatric Disease Designation, which is given to products intended to prevent or treat serious or life-threatening diseases that primarily affect children from birth to 18 years of age. Upon FDA approval, this designation may result in a priority review voucher from the FDA for a different product.
Cumberland subsequently was informed by the FDA that both the Orphan Drug Designation and the Rare Pediatric Disease Designation requests for this candidate have been granted.
Cumberland expects to close two ifetroban studies this year and will share results from all studies underway before deciding on the best development path for ifetroban, its first new chemical entity, which the company believes has the potential to benefit many patients with orphan diseases that represent unmet medical needs.

FINANCIAL RESULTS
Net Revenue: For the three months ended September 30, 2024, net revenues were $9.1 million. Net revenue by product for the third quarter of 2024 included $3.6 million for Kristalose®, $2.6 million for Sancuso®, $1.3 million for Caldolor® and $1 million for Vibativ®.
Year-to-date 2024 net revenues were $27 million. Year-to-date net revenues by product were $10.9 million for Kristalose, $6.6 million for Sancuso, $5.1 million for Vibativ and $3.6 million for Caldolor.
Operating Expenses: Total operating expenses were $10.8 million for the third quarter of 2024 and $32 million year-to-date.
Net Income (Loss): The net loss for the third quarter of 2024 was $1.5 million, or $0.11 a share.
Adjusted Earnings: Adjusted loss for the third quarter of 2024 was $0.26 million, or $0.02 per share. The adjusted earnings calculation does not include the benefit of the $0.1 million cost of goods for Vibativ during the quarter, which was received as part of the product’s acquisition.
Balance Sheet:
At September 30, 2024, Cumberland had $76.7 million in total assets, including $17.5 million in cash and cash equivalents. Total liabilities were $52.3 million, including $16.1 million outstanding on the company’s revolving line of credit. Total shareholders’ equity was $24.8 million at the end of the quarter.
EARNINGS REPORT CALL:
A conference call will be held on November 7, 2024, at 4:30 p.m. Eastern Time to provide a Company update to discuss the financial results. To participate in the call, please register at:
https://register.vevent.com/register/BIdd190691b1df432e9f1f65383f53b384.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting: https://edge.media-server.com/mmc/p/cm7m7ea3.

ABOUT CUMBERLAND PHARMACEUTICALS
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on providing unique products that improve the quality of patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology and oncology market segments.
The company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.
The company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, Systemic Sclerosis and Idiopathic Pulmonary Fibrosis.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the company’s website www.cumberlandpharma.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the FDA for the prevention of chemotherapy-induced nausea and vomiting ("CINV") in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the Sancuso patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can prevent CINV for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Vibativ® (telavancin) Injection
Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections, including hospital-acquired and ventilator-associated bacterial pneumonia, and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information, please visit www.vibativ.com.
ABOUT CUMBERLAND EMERGING TECHNOLOGIES:
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers toward the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET’s Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include macroeconomic conditions, including rising interest rates and inflation, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the company’s control as more fully discussed in its most recent annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the company’s other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$17,464,754	$18,321,624
Accounts receivable, net	11,310,625	9,758,176
Inventories, net	4,509,669	4,609,362
Prepaid and other current assets	1,951,358	3,025,248
Total current assets	35,236,406	35,714,410
Non-current inventories	11,831,927	12,804,529
Property and equipment, net	312,031	367,903
Intangible assets, net	19,415,232	22,607,918
Goodwill	914,000	914,000
Operating lease right-of-use assets	6,208,411	6,674,394
Other assets	2,829,506	2,692,921
Total assets	$76,747,513	$81,776,075
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,057,712	$14,037,629
Operating lease current liabilities	391,688	348,092
Current portion of revolving line of credit	5,988,920	—
Other current liabilities	12,649,195	13,596,528
Total current liabilities	31,087,515	27,982,249
Revolving line of credit - long term	10,102,672	12,784,144
Operating lease non-current liabilities	4,997,212	5,296,247
Other long-term liabilities	6,090,722	6,453,566
Total liabilities	52,278,121	52,516,206
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,010,736 and 14,121,833 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	46,843,203	47,091,602
Accumulated deficit	(22,064,117)	(17,488,161)
Total shareholders’ equity	24,779,086	29,603,441
Noncontrolling interests	(309,694)	(343,572)
Total equity	24,469,392	29,259,869
Total liabilities and equity	$76,747,513	$81,776,075

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net revenues	$9,085,826	$10,085,926	$27,432,376	$30,199,441
Costs and expenses:
Cost of products sold	1,323,013	1,765,590	4,609,499	4,536,628
Selling and marketing	4,397,480	4,743,142	12,800,469	13,692,535
Research and development	1,306,095	1,924,768	3,523,535	4,569,476
General and administrative	2,675,380	2,343,855	7,800,435	7,212,731
Amortization	1,078,290	1,175,174	3,288,808	3,563,493
Total costs and expenses	10,780,258	11,952,529	32,022,746	33,574,863
Operating loss	(1,694,432)	(1,866,603)	(4,590,370)	(3,375,422)
Interest income	69,190	98,603	227,777	205,854
Other income	—	—	—	2,828,871
Other income - settlement	—	475,000	—	475,000
Other income - insurance proceeds	237,089	346,800	237,089	346,800
Interest expense	(137,374)	(110,081)	(382,247)	(489,069)
Loss before income taxes	(1,525,527)	(1,056,281)	(4,507,751)	(7,966)
Income tax expense	(11,442)	(6,938)	(34,327)	(20,813)
Net loss	(1,536,969)	(1,063,219)	(4,542,078)	(28,779)
Net loss (income) at subsidiary attributable to noncontrolling interests	(7,112)	13,921	(33,878)	43,865
Net income (loss) attributable to common shareholders	$(1,544,081)	$(1,049,298)	$(4,575,956)	$15,086
Earnings (loss) per share attributable to common shareholders
- basic	$(0.11)	$(0.07)	$(0.32)	$—
- diluted	$(0.11)	$(0.07)	$(0.32)	$—
Weighted-average shares outstanding
- basic	14,052,754	14,277,229	14,089,496	14,343,560
- diluted	14,052,754	14,277,229	14,089,496	14,521,600

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,542,078)	$(28,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,406,166	3,702,687
Amortization of operating lease right-of-use assets	855,553	709,021
Share-based compensation	227,083	271,146
Decrease in non-cash contingent consideration	(936,072)	(1,017,712)
Decrease (Increase) of life insurance policies over premiums paid	(180,081)	16,357
Noncash interest expense	19,377	11,713
Loss on disposal of assets	2,691	—
Life insurance proceeds	(237,089)	(346,800)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(1,552,449)	890,361
Inventories	1,072,295	418,355
Other current assets and other assets	1,022,718	1,053,432
Operating lease liabilities	(645,009)	(2,201,773)
Accounts payable and other current liabilities	(667,065)	1,903,021
Other long-term liabilities	(362,844)	(327,329)
Net cash provided by (used in) operating activities	(2,516,804)	5,053,700
Cash flows from investing activities:
Additions to property and equipment	(64,178)	(232,595)
Life insurance policy proceeds received	237,556	—
Additions to intangible assets	(88,727)	(133,739)
Net cash provided by (used in) investing activities	84,651	(366,334)
Cash flows from financing activities:
Borrowings on line of credit	32,988,920	23,775,000
Payments on line of credit	(29,681,472)	(27,051,875)
Cash settlement of contingent consideration	(1,251,499)	(2,108,933)
Payments made in connection with repurchase of common shares	(480,666)	(551,563)
Net cash provided by (used in) financing activities	1,575,283	(5,937,371)
Net decrease in cash and cash equivalents	(856,870)	(1,250,005)
Cash and cash equivalents at beginning of period	$18,321,624	$19,757,970
Cash and cash equivalents at end of period	$17,464,754	$18,507,965

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30,		Three months ended September 30,
	2024	2024	2023	2023
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net loss attributable to common shareholders	$(1,544,081)	$(0.11)	$(1,049,298)	$(0.07)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	(7,112)	—	13,921	—
Net loss	(1,536,969)	(0.11)	(1,063,219)	(0.07)
Adjustments to net loss
Income tax expense	11,442	—	6,938	—
Depreciation and amortization	1,116,036	0.08	1,221,837	0.08
Share-based compensation (a)	76,371	0.01	83,112	0.01
Interest income	(69,190)	—	(98,603)	(0.01)
Interest expense	137,374	0.01	110,081	0.01
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share	$(264,936)	$(0.02)	$260,146	$0.02

Diluted weighted-average common shares outstanding:		14,052,754		14,422,274

	Nine months ended September 30,		Nine months ended September 30,
	2024	2024	2023	2023
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(4,575,956)	$(0.32)	$15,086	$—
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	(33,878)	—	43,865	—
Net loss	(4,542,078)	(0.32)	(28,779)	—
Adjustments to net loss
Income tax expense	34,327	—	20,813	—
Depreciation and amortization	3,406,166	0.24	3,702,687	0.25
Share-based compensation (a)	227,083	0.02	271,146	0.02
Interest income	(227,777)	(0.02)	(205,854)	(0.01)
Interest expense	382,247	0.03	489,069	0.03
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share	$(720,032)	$(0.05)	$4,249,082	$0.29

Diluted weighted-average common shares outstanding:		14,089,496		14,559,687

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.
The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense.
    (a)     Represents the share-based compensation of Cumberland.
•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.